UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 3, 2026

Date of Report (Date of earliest event reported)

Liminatus Pharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2251 Stern Goodman Street, Suite E, Fullerton, CA	92833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2026, Liminatus Pharma, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter Agreement”) with a holder (the “Holder”) of its existing common stock warrants exercisable for an aggregate of 10,344,000 shares of its common stock (collectively, the “Existing Warrants”), to exercise its Existing Warrants at a reduced exercise price of $0.18 per share, in exchange for the Company’s agreement to issue new common stock warrants to purchase an aggregate of up to 20,688,000 shares of common stock, consisting of (i) warrants to purchase up to 10,344,000 shares of common stock at an exercise price per share of $0.18 (the “New Black-Scholes Warrants”) and (ii) warrants to purchase up to 10,344,000 shares of common stock at an exercise price per share of $0.18 (the “New Change of Control Warrants” and, together with the New Black-Scholes Warrants, the “Inducement Warrants”). The aggregate gross proceeds from the exercise of the Existing Warrants is approximately $1,861,920.00, before deducting financial advisory fees. The Company intends to use the net proceeds from the exercise of the Existing Warrants for working capital and general corporate purposes.

The shares of common stock issuable upon exercise of the Existing Warrants are registered pursuant to a registration statement on Form S-1 (File No. 333-293364), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 13, 2026, and were issued pursuant to the Securities Purchase Agreement, dated February 17, 2026.

In consideration for the immediate exercise of the Existing Warrants for cash, the Holder received the Inducement Warrants in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Inducement Warrants have an exercise price of $0.18 per share, are exercisable beginning on the date upon which stockholder approval of the exercise of the Inducement Warrants in accordance with the rules of The Nasdaq Stock Market, and if necessary, the approval of the authorization for sufficient additional shares of common stock to allow for the exercise of the Inducement Warrants have been obtained at a meeting of Company stockholders and such approvals become effective (collectively the “Exercise Date”), and will be exercisable for five years from the Exercise Date.

The Inducement Warrants and the shares of common stock underlying the Inducement Warrants (the “New Warrant Shares”) offered in the private placement have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the SEC (or other appropriate form if the Company is not then S-3 eligible) within 20 calendar days of the closing to register the resale of the New Warrant Shares.

In connection with the transaction described above, the Company entered into a financial advisory services agreement, dated June 3, 2026, with Maxim Group LLC (“Maxim”), pursuant to which the Company has agreed to pay Maxim for its services a cash fee of up to 8% of the gross proceeds received by the Company in connection with the exercise of the Existing Warrants.

The foregoing descriptions of the Inducement Letter Agreement and the Inducement Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Letter Agreement and the forms of Inducement Warrants, which are filed as exhibits 4.1, 4.2 and 10.1, respectively, hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder and such securities may not be re-offered in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Current Report is incorporated herein by reference. The forms of the New Black-Scholes Warrant and the New Change of Control Warrant are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report and are incorporated herein by reference.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On June 3, 2026, the Company issued a press release announcing the transactions contemplated by the Inducement Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of New Black-Scholes Warrant
4.2	Form of New Change of Control Warrant
10.1	Form of Inducement Letter
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2026

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer

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